Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Relations Contact:
Joe Wilkinson	Patrick Smith
Deltek, Inc.	Deltek, Inc.
703.885.9423	703.885.9062
joewilkinson@deltek.com	patricksmith@deltek.com

Deltek Reports Q2 License Revenue of $14.5 million

GAAP Earnings per Share $0.04

Non-GAAP Earnings per Share $0.10

Deltek Completes Tender Offer to Acquire Maconomy

HERNDON, Va. – July 29, 2010 – Deltek, Inc. (Nasdaq: PROJ), the leading provider of enterprise applications software and solutions for project-focused businesses, today announced financial results for its second quarter ended June 30, 2010.

Q2 license revenue was $14.5 million, compared with $15.8 million in the second quarter of 2009. Maintenance and support revenue in the second quarter was $32.7 million, compared with $31.0 million in the prior year. Consulting services revenue for Q2 was $13.5 million, compared to $19.2 million in Q2 2009. Total revenue for the second quarter of 2010 was $64.5 million, compared with $69.4 million in Q2 2009.

GAAP operating income was $7.0 million in Q2 2010, including the impact of $1.9 million of costs associated with the recently completed acquisition of Maconomy, compared with $9.3 million in the prior year. Non-GAAP operating income for the second quarter, which excludes acquisition-related costs, was $12.7 million compared with $13.8 million in Q2 2009.

Q2 GAAP operating income margin was 10.9%, compared with 13.4% in Q2 2009. GAAP operating income margin also includes Maconomy acquisition-related costs, which reduced the margin percentage by 3.0 percentage points. Non-GAAP operating income margin, which excludes acquisition-related costs, was 19.7% for Q2 2010 compared with 19.9% in the prior year period.

Q2 GAAP net income was $2.9 million, or $0.04 per diluted share, including the after-tax impact of $1.2 million, or $0.02 per diluted share, of costs associated with the Maconomy acquisition. This compares with $4.9 million, or $0.09 per diluted share, in the second quarter of 2009. Non-GAAP net income for the second quarter of 2010 was $6.4 million, or $0.10 per diluted share, compared to $7.7 million, or $0.14 per diluted share, in Q2 2009.

“Overall, we are pleased with our accomplishments in the second quarter, and we’re seeing continuing interest from new and existing customers for Deltek’s innovative solutions,” said

Kevin Parker, Deltek’s president and CEO. “Our results reflect significant sales to our customer base as they purchased new Deltek applications and expanded the use of their existing Deltek solutions – both indications that our customers are more confident about the state of the economy and their businesses. For the first six months of the year, our license revenue is up nearly 6%. We’ve also booked a number of important new customers during Q2 for which revenue will be recognized in the coming quarters. As a result, our deferred revenues increased significantly in the quarter, and we generated very strong cash flow. We’re expecting this first half momentum to continue through Q3.”

“We are extremely enthusiastic about our recent strategic acquisition of Maconomy, a European software provider that delivers market-leading solutions to professional services firms. Adding Maconomy’s solutions to our existing product portfolio greatly extends our geographic reach and opens up new vertical markets within the broad professional services sector. The combination of Deltek and Maconomy is the only true global enterprise applications provider solely focused on serving the needs of project-focused and professional services businesses. We will leverage the unique strengths of both companies as we accelerate our go-to-market plans to capture the professional services market opportunity. We expect positive results from this acquisition in the near term.”

Sequential Results (Q2 2010 vs. Q1 2010)

Total revenue for the second quarter of 2010 increased to $64.5 million from $63.8 million in Q1 2010. License revenue for Q2 2010 increased to $14.5 million from $14.0 million in the first quarter. Maintenance and support revenue in the second quarter of 2010 was $32.7 million, up from $32.6 million in Q1. Consulting services revenue for Q2 2010 was $13.5 million compared to $17.2 million in Q1.

Q2 GAAP operating income was $7.0 million, including the impact of $1.9 million of costs associated with the recently completed acquisition of Maconomy, compared to $9.2 million in the first quarter of 2010. Non-GAAP operating income for the second quarter of 2010 was $12.7 million, and excludes acquisition-related costs, compared to $13.8 million in the first quarter.

Q2 GAAP operating income margin was 10.9% compared to 14.4% for Q1. Q2 GAAP operating income margin also includes Maconomy acquisition-related costs which reduced the margin percentage by 3.0 percentage points. Non-GAAP operating income margin, which excludes acquisition-related costs, was 19.7% for Q2 2010 compared to 21.6% for Q1 2010.

Q2 GAAP net income was $2.9 million, or $0.04 per diluted share, including the after-tax impact of $1.2 million, or $0.02 per diluted share, of costs associated with the Maconomy acquisition. This compares with $4.2 million, or $0.06 per diluted share, in the first quarter. Non-GAAP net income for the second quarter of 2010 was $6.4 million, or $0.10 per diluted share, compared to $6.9 million, or $0.11 per diluted share, in Q1.

Comparison of GAAP and Non GAAP measurements

Non-GAAP operating income and margin exclude the pre-tax impact of acquisition-related costs, stock-based compensation, expenses associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets, and restructuring charges. Non-GAAP net income excludes the same items on a net-of-tax basis.

A reconciliation of GAAP to non-GAAP financial measures is provided in the tables at the end of this press release.

Recent Highlights

•

TASC, a premier provider of advanced system engineering, integration and decision-support services to the Federal Government, selected Deltek’s Costpoint product family to power its financial and HR operations. TASC chose Deltek over competing ERP providers because Deltek’s solutions offer broad and deep government contracting capabilities out-of-the-box, leading to fast implementations and a superior return on investment (ROI). To support its complex needs, the government contractor will utilize a full-range of Deltek solutions including Deltek Costpoint, Deltek Time & Expense, Deltek Performance Management, and Deltek Costpoint HR.

•

NCI, a leading provider of information technology (IT), engineering, logistics, and professional services and solutions to U.S. Federal Government agencies, selected Deltek to streamline its financial operations. After evaluating numerous software vendors, NCI selected Deltek’s Costpoint product family because the solution suite is purpose-built for government contractors. NCI is in the final stages of implementing a full suite of products that includes Deltek Costpoint, Deltek Time & Expense, Deltek Costpoint CRM, and Deltek Performance Management.

•

Deltek released Deltek Costpoint Budgeting & Planning and Deltek GCS Premier Budgeting & Planning, two innovative solutions that empower government contractors to greatly accelerate and improve budgeting and forecasting processes. These cutting-edge solutions offer everything a government contractor needs to perform faster, more accurate budgeting and planning and eliminate spreadsheet chaos within the organization.

•

Deltek announced the release of Deltek Mobile Time, the BlackBerry-enabled application for Deltek Time Collection users that empowers mobile professionals to view, record, update, submit, and approve labor activity from their smart phone. By ensuring the accurate, timely recording of labor activities, government contractors will tighten DCAA compliance, improve employee productivity, increase billing accuracy and decrease payroll and billing costs due to reduced time card reprocessing.

•

Deltek announced the release of Vision Connect for Microsoft Outlook. This innovative solution enables business development professionals to manage their opportunities, appointments, emails and contacts within Microsoft Outlook and automatically update Deltek Vision CRM to ensure one system of record for sales and marketing activities. As a result, user adoption of Deltek Vision CRM will expand significantly throughout the organization.

•

Deltek’s customer support website – Deltek Customer Care Connect – was recently recognized by the Association of Support Professionals (ASP) as one of the “Ten Best Web Support Sites of 2010.” This prestigious award showcases excellence in online service and support and highlights the depth and breadth of Deltek’s online customer support experience.

•

Namita Dhallan joined Deltek as its new Executive Vice President of Product Strategy and Management. In this position, Ms. Dhallan manages product and market strategy for Deltek’s global software product lines. Ms. Dhallan has over 20 years of experience in the software industry, delivering commercial products and custom solutions. Most recently, Ms. Dhallan was Chief Product Officer and Group Vice President, Product Management at JDA Software, where she was responsible for corporate product strategy and direction.

•

Deltek held Insight 2010, its annual Insight customer conference in Washington, DC. Insight 2010 featured more than 3,000 attendees representing hundreds of unique organizations. Insight 2010 showcased major product announcements across all of Deltek’s product lines, multiple channel and technology partners, and the winners of the Annual Deltek Project Excellence Awards, a program that recognizes customers that achieve superior business performance through their use of Deltek solutions.

Conference Call Information

Deltek will host a conference call at 5:00 p.m. Eastern Time today to discuss the Company’s second quarter results. To access this call, dial 1-877-381-6419 in North America and 1-706-643-9496 outside North America. No password is required to join the call. The conference call also can be accessed through the Investor Relations section of Deltek’s website (http://investor.deltek.com). Those unable to participate in the live call may hear a replay through August 5 by dialing 1-800-642-1687 in North America and 1-706-645-9291 outside North America (pass code: 87807804). The replay also will be available through August 5 on Deltek’s website.

About Deltek

Deltek (Nasdaq: PROJ) recently acquired Maconomy to create the leading global provider of enterprise applications software and solutions designed specifically for project-focused businesses. For decades, we have enabled government contractors and professional services firms to automate mission-critical business processes around the engagement, execution and delivery of projects. Over 13,000 customers use our solutions to measure business results, optimize performance, streamline operations and win new business. For more information, visit www.deltek.com.

Deltek also offers govWin, the industry’s only online community dedicated to solving common business problems for government contractors. The govWin network delivers unique and specialized content, offers innovative matching capabilities to establish and manage teaming opportunities, and provides applications to identify, pursue, and win government contracts. Over 10,000 registered members, prime contractors, and small businesses are part of the govWin community. For more information, visit www.govwin.com.

Use of Non-GAAP Financial Measures

This press release and the related conference call described above contain certain non-GAAP financial measures, including non-GAAP net income, non-GAAP operating income and margin and adjusted EBITDA. The Company defines non-GAAP net income as GAAP net income before the net-of-tax impact of stock-based compensation, expenses associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets, acquisition-related costs and restructuring charges. Non-GAAP operating income and margin are defined as GAAP operating income before the pre-tax impact of stock-based compensation, expenses associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets, acquisition-related costs and restructuring charges. Adjusted EBITDA is defined as GAAP net income before interest expenses (net of interest income), provision for income taxes, depreciation, amortization, stock-based compensation, expenses associated with the Company’s 2005 recapitalization, acquisition-related costs and restructuring charges.

The Company believes that the presentation of these non-GAAP financial measures provides useful information to its investors and lenders because these measures allow for more accurate comparisons of operating results from period-to-period, enhance the overall understanding of the Company’s financial performance and provide greater insight into the prospects for the Company’s ongoing business operations. Moreover, the Company also believes it is appropriate to exclude costs associated with restructuring charges because these charges are excluded from management’s assessment of the Company’s operating performance and are not related to the Company’s ongoing business operations. In addition, the Company excludes the items from EBITDA described above in its calculations to determine compliance with its debt covenants and to assess its ability to borrow additional funds to finance or expand its operations.

The Company believes that by reporting these measures, it provides insight and consistency in its financial reporting and presents a basis for comparison of its business operations between current, past and future periods. In addition, the measures provide a basis for the Company to compare its financial results to those of other comparable publicly traded companies and are used by its management team to plan and forecast its business.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance which are prepared in accordance with U.S. GAAP and may be different from non-GAAP financial measures used by other companies. Investors are encouraged to review the reconciliations of our GAAP to non-GAAP net income and adjusted EBITDA, which are set forth below.

Forward-Looking Statements

This press release and related conference call contain forward-looking statements that involve substantial risks and uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “would” or similar words. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There will be events in the future, however, that we are not able to predict accurately or control. Our actual results may differ materially from the expectations we describe in our forward-looking statements. Factors or events that could cause our actual results to materially differ may emerge from time to time, and it is not possible for us to accurately predict all of them. Before you invest in our common stock, you should be aware that the occurrence of any such event or of any of the additional events described as risk factors in the Company’s filings with the Securities and Exchange Commission could have a material adverse effect on our business, results of operation and financial position. Any forward-looking statement made by us in this press release or related conference call speaks only as of the date on which we make it. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

DELTEK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
REVENUES:
Software license fees	$14,525	$15,758	$28,529	$26,984
Consulting services	13,520	19,216	30,738	39,282
Maintenance and support services	32,710	30,987	65,281	61,584
Other revenues	3,713	3,408	3,724	3,512

Total revenues	64,468	69,369	128,272	131,362

COST OF REVENUES:
Cost of software license fees	1,213	1,835	2,233	3,223
Cost of consulting services	12,103	16,140	26,668	33,457
Cost of maintenance and support services	6,047	5,529	12,161	11,269
Cost of other revenues	4,098	4,605	4,116	4,648

Total cost of revenues	23,461	28,109	45,178	52,597

GROSS PROFIT	41,007	41,260	83,094	78,765

Research and development	11,741	10,773	22,844	21,644
Sales and marketing	11,351	10,653	22,392	22,172
General and administrative	10,974	9,412	20,727	17,317
Restructuring (benefit) charge	(55)	1,135	918	2,548

Total operating expenses	34,011	31,973	66,881	63,681

INCOME FROM OPERATIONS	6,996	9,287	16,213	15,084
Interest income	10	11	22	22
Interest expense	(2,282)	(1,473)	(4,988)	(2,982)
Other (expense) income, net	(95)	24	(46)	21

INCOME BEFORE INCOME TAXES	4,629	7,849	11,201	12,145
Income tax expense	1,719	2,948	4,125	4,590

NET INCOME	$2,910	$4,901	$7,076	$7,555

EARNINGS PER SHARE
Basic	$0.04	$0.09	$0.11	$0.15

Diluted	$0.04	$0.09	$0.11	$0.15

COMMON SHARES AND EQUIVALENTS OUTSTANDING
Basic weighted average shares	64,674	52,394	64,558	49,560

Diluted weighted average shares	66,046	52,914	65,928	49,940

DELTEK, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	June 30, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$130,654	$132,636
Accounts receivable, net of allowance of 2,463 and 2,658 at June 30, 2010 and December 31, 2009, respectively	39,233	42,531
Deferred income taxes	4,812	6,014
Prepaid expenses and other current assets	8,662	11,256
Short-term investments	9,939	—
Income taxes receivable	763	—

TOTAL CURRENT ASSETS	194,063	192,437

PROPERTY AND EQUIPMENT, NET	10,365	11,371
CAPITALIZED SOFTWARE DEVELOPMENT COSTS, NET	397	618
LONG-TERM DEFERRED INCOME TAXES	8,817	6,359
INTANGIBLE ASSETS, NET	14,361	13,748
GOODWILL	70,142	63,910
OTHER ASSETS	2,665	3,165

TOTAL ASSETS	$300,810	$291,608

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$43,025	$44,707
Accounts payable and accrued expenses	27,894	26,740
Accrued liability for redemption of stock in recapitalization	317	317
Deferred revenues	60,657	40,176
Income taxes payable	—	992

TOTAL CURRENT LIABILITIES	131,893	112,932

LONG-TERM DEBT	108,918	134,250
OTHER TAX LIABILITIES	2,077	1,871
OTHER LONG-TERM LIABILITIES	4,175	1,875

TOTAL LIABILITIES	247,063	250,928

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value—authorized, 5,000,000 shares; none issued or outstanding at June 30, 2010 or December 31, 2009	—	—
Common stock, $0.001 par value—authorized, 200,000,000 shares; issued and outstanding, 67,500,878 and 66,292,415 shares at June 30, 2010 and December 31, 2009, respectively	68	66
Class A common stock, $0.001 par value—authorized, 100 shares; issued and outstanding, 100 shares at June 30, 2010 and December 31, 2009	—	—
Additional paid-in capital	256,166	249,798
Accumulated deficit	(201,433)	(208,509)
Accumulated other comprehensive deficit	(1,054)	(675)

TOTAL STOCKHOLDERS’ EQUITY	53,747	40,680

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$300,810	$291,608

DELTEK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,076	$7,555
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	447	2,472
Depreciation and amortization	4,718	5,529
Amortization of debt issuance costs	567	481
Stock-based compensation expense	5,301	4,179
Employee stock purchase plan expense	129	162
Restructuring (benefit) charge, net	(51)	918
Loss on disposal of fixed assets	2	23
Deferred income taxes	(1,688)	(1,909)

Change in assets and liabilities, net of effects from acquisition:
Accounts receivable, net	4,159	(1,675)
Prepaid expenses and other assets	2,492	501
Accounts payable and accrued expenses	(321)	(1,480)
Income taxes receivable/payable	(1,187)	(120)
Excess tax (deficiency) benefit from stock awards	(571)	108
Other tax liabilities	197	127
Other long-term liabilities	(323)	(289)
Deferred revenues	19,786	16,065

Net Cash Provided by Operating Activities	40,733	32,647

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	(6,109)	—
Purchase of short-term investments	(9,263)	—
Purchase of property and equipment	(1,560)	(931)
Capitalized software development costs	—	(150)

Net Cash Used in Investing Activities	(16,932)	(1,081)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock in connection with rights offering, net of issuance costs	—	58,228
Proceeds from exercise of stock options	922	677
Excess tax benefit (deficiency) from stock awards	571	(108)
Proceeds from issuance of stock under employee stock purchase plan	413	310
Shares withheld for minimum tax withholding on vested restricted stock awards	(661)	—
Repayment of debt	(27,015)	(13,211)

Net Cash (Used in) Provided by Financing Activities	(25,770)	45,896

IMPACT OF FOREIGN EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(13)	207

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,982)	77,669

CASH AND CASH EQUIVALENTS––Beginning of period	132,636	35,788

CASH AND CASH EQUIVALENTS––End of period	$130,654	$113,457

DELTEK, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Three Months Ended		Six Months Ended
	March 31,		June 30,		June 30,
	2010	2009	2010	2009	2010	2009
Net Income (GAAP Basis)	$4,166	$2,654	$2,910	$4,901	$7,076	$7,555
Income Tax Expense	2,406	1,642	1,719	2,948	4,125	4,590

Pre-Tax Income (GAAP Basis)	$6,572	$4,296	$4,629	$7,849	$11,201	$12,145
Adjustments:
Stock-based Compensation	2,670	2,120	2,760	2,221	5,430	4,341
Recapitalization Retention Expense	—	145	—	7	—	152
Acquisition-Related Costs	—	—	1,932	—	1,932	—
Amortization of Acquired Intangibles	904	1,264	1,090	1,173	1,994	2,437
Restructuring Charge (Benefit)	973	1,413	(55)	1,135	918	2,548

Adjusted Pre-Tax Income	11,119	9,238	10,356	12,385	21,475	21,623
Less: Adjusted Income Tax Expense	4,198	3,589	3,975	4,735	8,173	8,324

Non-GAAP Net Income	$6,921	$5,649	$6,381	$7,650	$13,302	$13,299

Non-GAAP Earnings Per Share (diluted)	$0.11	$0.12	$0.10	$0.14	$0.20	$0.27

Weighted Average Shares	65,717	47,290	66,046	52,914	65,928	49,940

RECONCILIATION OF GAAP OPERATING INCOME AND OPERATING MARGIN TO NON-GAAP OPERATING INCOME AND OPERATING MARGIN

(in thousands)

(unaudited)

	Three Months Ended				Three Months Ended				Six Months Ended
	March 31,				June 30,				June 30,
	2010		2009		2010		2009		2010		2009
Operating Income and Margin - GAAP	$9,217	14%	$5,797	9%	$6,996	11%	$9,287	13%	$16,213	13%	$15,084	11%
Stock-based Compensation	2,670		2,120		2,760		2,221		5,430		4,341
Recapitalization Rentention Expense	—		145		—		7		—		152
Acquisition-Related Costs	—		—		1,932		—		1,932		—
Amortization of Acquired Intangibles	904		1,264		1,090		1,173		1,994		2,437
Restructuring Charge (Benefit)	973		1,413		(55)		1,135		918		2,548

Operating Income and Margin - Non-GAAP	$13,764	22%	$10,739	17%	$12,723	20%	$13,823	20%	$26,487	21%	$24,562	19%

Total Revenues	$63,804		$61,993		$64,468		$69,369		$128,272		$131,362

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended March 31,		Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009	2010	2009
Net Income (GAAP Basis)	$4,166	$2,654	$2,910	$4,901	$7,076	$7,555
Stock-based Compensation	2,670	2,120	2,760	2,221	5,430	4,341
Recapitalization Retention Expense	—	145	—	7	—	152
Acquisition-Related Costs	—	—	1,932	—	1,932	—
Depreciation	1,240	1,247	1,263	1,294	2,503	2,541
Amortization	1,015	1,611	1,200	1,381	2,215	2,992
Interest Expense, net	2,694	1,498	2,272	1,462	4,966	2,960
Income Tax Expense	2,406	1,642	1,719	2,948	4,125	4,590
Restructuring Charge (Benefit)	973	1,413	(55)	1,135	918	2,548

Adjusted EBITDA	$15,164	$12,330	$14,001	$15,349	$29,165	$27,679

STOCK-BASED COMPENSATION AND RECAPITALIZATION RETENTION EXPENSES (in thousands) (unaudited)
	Three Months Ended March 31,		Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009	2010	2009
Cost of Consulting Services	$136	$445	$244	$401	$380	846
Cost of Maintenance and Support Services	190	103	204	102	394	205
Research and Development	540	575	590	421	1,130	996
Sales and Marketing	662	385	513	416	1,175	801
General and Administrative	1,142	757	1,209	888	2,351	1,645

Total	$2,670	$2,265	$2,760	$2,228	$5,430	$4,493

AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS

(in thousands)

(unaudited)

	Three Months Ended March 31,		Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009	2010	2009
Cost of Software License Fees	$140	$355	$254	$263	$394	$618
Cost of Consulting Services	20	20	19	19	39	39
Cost of Other Revenues	15	—	75	—	90	—
Sales and Marketing	726	871	739	872	1,465	1,743
General and Administrative	3	18	3	19	6	37

Total	$904	$1,264	$1,090	$1,173	$1,994	$2,437

AMORTIZATION AND DEPRECIATION EXPENSES (in thousands) (unaudited)
	Three Months Ended March 31,		Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009	2010	2009
Cost of Software License Fees	$254	$706	$367	$475	$621	$1,181
Cost of Consulting Services	393	418	359	433	752	851
Cost of Maintenance and Support Services	237	212	241	213	478	425
Cost of Other Revenues	15	—	75	—	90	—
Research and Development	303	283	323	292	626	575
Sales and Marketing	866	1,095	914	1,093	1,780	2,188
General and Administrative	187	144	184	169	371	313

Total	$2,255	$2,858	$2,463	$2,675	$4,718	$5,533